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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF
SECURITIES PURSUANT TO SECTION 12(b) OR (g)
OF THE SECURITIES EXCHANGE ACT OF 1934

OMEGA HEALTHCARE INVESTORS, INC.
(Exact name of registrant as specified in its charter)

MARYLAND (State of incorporation or organization)	38-3041398 (I.R.S. Employer Identification No.)
9690 DEERECO ROAD, SUITE 100, TIMONIUM, MARYLAND (Address of principal executive offices)	21093 (Zip Code)

        Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
8.375% Series D Cumulative Redeemable Preferred Stock, par value $1.00 per share	New York Stock Exchange

        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

        Securities Act registration statement file number to which this form relates (if applicable): 333-69675

        Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant's Securities to be Registered.

        A description of the 8.375% Series D Cumulative Redeemable Preferred Stock, par value $1.00 per share, of Omega Healthcare Investors, Inc. (the "Registrant") to be registered hereunder is contained in the section entitled "Description of the Series D Preferred Shares" on pages S-23 through S-29 of the Prospectus Supplement dated February 5, 2004 and in the section entitled "Description of Securities—Preferred Stock" on pages 7 through 11 of the Prospectus dated February 5, 2004, both filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended, and thereby included in the Registrant's Form S-3 on file with the Securities and Exchange Commission (File No. 333-69675). Such descriptions are incorporated herein by reference.

Item 2. Exhibits.

3.1
Form of Articles Supplementary relating to 8.375% Series D Cumulative Redeemable Preferred Stock. (incorporated by reference to Exhibit 4.1 of the Registrant's Current Report on Form 8-K filed herewith)

4.1
Specimen of Certificate representing the 8.375% Series D Cumulative Redeemable Preferred Stock, par value $1.00 per share

4.2
[see Exhibit 3.1]

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 10, 2004
OMEGA HEALTHCARE INVESTORS, INC.
	By:	/s/ ROBERT O. STEPHENSON Robert O. Stephenson Chief Financial Officer

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  Item 1. Description of Registrant's Securities to be Registered.
  Item 2. Exhibits.
SIGNATURE